Exhibit 99.1

Case Number: A - 20 - 826713 - P Electronically Filed 12/18/2020 3:30 PM Steven D. Grierson CLERK OF THE COURT CASE NO: A - 20 - 826713 - P Department 2

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 1 6 17 18 1 9 20 21 22 23 24 25 26 2 7 28 EXHIBIT "A" - AFFIDAVIT OF BARBARA McINTYRE BAUMAN - 1 0 - APPLICATION FOR THE APPOINTMENT OF CUSTODIAN

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Electronically Filed
12/18/2020 3:30 PM
Steven D. Grierson
CLERK OF THE COURT

APPL
BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

CASE NO: A-20-826713-P
Department 2

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of:	) Case No.:
	) DEPT. NO.:
TOTALLY GREEN, INC., a Nevada corporation	) APPLICATION FOR THE APPOINTMENT) OF CUSTODIAN PURSUANT TO NRS) 78.347(1)(b)
	) (Exempt from Arbitration)
	HEARING REQUESTED

Pursuant to NRS 78.347(1)(b), Barbara McIntyre Bauman ("Petitioner") applies to the Court for an order appointing her as custodian of Totally Green, Inc., a Nevada corporation (the "Company"). Petitioner's application is based upon and supported by the following Memorandum of Points and Authorities, the Exhibits attached hereto, the Affidavit of Petitioner, and the argument by Petitioner as may be heard by the Court at a hearing on this matter.

DATED this 18th day of December, 2020.

BAUMAN LAW FIRM

By [signature]
Frederick C. Bauman, Bar No. 8370
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372; NO FAX NUMBER

Attorney for Petitioner

MEMORANDUM OF POINTS AND AUTHORITIES

A stockholder may apply to the Court to be appointed as the custodian of a corporation that has abandoned its business and has failed to take steps to dissolve, liquidate or distribute its assets. Totally Green, Inc. (the "Company") is a Nevada corporation that has abandoned its business.

Petitioner now moves, as a stockholder of the Company, for her appointment as the custodian of the Company in order to continue its business for the benefit of the Company.

A. Applicable Law

Section 78.347(b) of the Nevada Revised Statutes provides as follows:

> 1. Any Stockholder may apply to the district court to appoint one or more persons to be custodians of the corporation, and, if the corporation is insolvent, to be receivers of the corporation when:
> (b) The corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets in accordance with this chapter.

An application for custodianship must provide the following information, as outlined in NRS 78.347(2), as well as provide an affidavit attesting that such information is true and correct, to the District Court:

a. A detailed list of all previous applications to a court in any jurisdiction for a custodianship of a publicly traded corporation that were filed by the applicant or an affiliate or subsidiary of the applicant. NRS 78.347(2)(a).

b. If the application listed in paragraph (a) was approved, a detailed description of the activities performed during the custodianship by the applicant or the affiliate or subsidiary of the applicant. NRS 78.347(2)(b).

c. A description of the current corporation status and business operation of any publicly traded corporation for which the applicant and any affiliate or subsidiary of the applicant has held a custodianship. NRS 78.347(2)©.

d. A full disclosure of any and all previous criminal, administrative, civil or National Association of Securities Dealers, Inc. or Securities and Exchange Commission investigations, violations or convictions concerning the applicant and any affiliate or subsidiary of the applicant. NRS 78.347(2)(d).

e. Evidence of reasonable efforts by the applicant to contact the officers and directors of the corporation for which the custodianship is sought. NRS 78.347(2)(e).

f. Evidence of a demand by the applicant to the officers and directors of the corporation for which the custodianship is sought that the corporation may comply with the provisions of Chapter 78 of NRS and that the applicant did not receive a response. NRS 78.347(2)(f).

Pursuant to NRS 78.347(4), within ten (10) days after being appointed custodian by the Court, the custodian must file with the Secretary of State an amendment to the articles of incorporation containing the following information:

1. Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian. NRS 78.347(4)(a).

2. A statement indicating that reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. NRS 78.347(4)(b)(1).

3. A statement indicating that the custodian is in fact continuing its business and attempting to further the interests of the shareholders. NRS 78.347(4)(B)(2).

4. A statement indicating that the custodian will reinstate or maintain the corporate charter. NRS 78.347(4)(b)(3).

5. Any other information required by regulation to be submitted to the Secretary of State. NRS 78.347(4)(c).

B. Petitioner's Previous Pending Applications for Custodianship and History

In compliance with NRS 78.347(2), Petitioner submits the following application for custodianship and discloses the following information along with an affidavit attesting that such information is true and correct:

1. All Previous Applications for Custodianship Filed by Petitioner, its Subsidiaries or Affiliates and the Application Outcome

See attached Affidavit of Petitioner.

2. **Previous Applications for Custodianship that were Approved, with Detailed Description of Activities Performed During the Custodianship by Petitioner or his Affiliate or Subsidiary of Petitioner**

See attached Affidavit of Petitioner.

3. **Description of the Current Corporate Status and Business Operation of Corporations for which Petitioner and any Affiliate or Subsidiary has held Custodianship**

See attached Affidavit of Petitioner.

4. **Criminal, Administrative or Civil Investigations, Violations and / or Convictions**

None

Petitioner has not been the subject of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission investigations, violations or convictions.

5. **Evidence of Reasonable Efforts by Petitioner to Contact the Company**

Petitioner has attempted to reach the Company via its officers, directors and registered agent, if any, listed below, by sending letters by certified mail return receipt requested via the U.S. Postal Service; in the case of any officers and directors with a last known address outside the United States of America, the letters were sent by registered mail return receipt requested.

Shawn Dym
President, Secretary and Treasurer
Totally Green, Inc.
9120 Double Diamnod Pkwy
Reno, NV 89521

Leonidas Anagnostakos
Director
Totally Green, Inc.
9120 Double Diamnod Pkwy
Reno, NV 89521

Laughlin Associates, Inc.
Registered Agent
Totally Green, Inc.

9120 Double Diamnod Pkwy
Reno, NV 89521
Attn: Brent Buscay

The letters demand that the Company comply with corporate formalities, including without limitation restoring the Company to good standing with the State of Nevada by reviving the corporation.

See **Exhibit B,** Letters and Return Receipts.

6. Evidence of a Demand by Petitioner to the Company that the Corporation Comply with the Provisions of Chapter 78 of NRS and that the Applicant did not Receive a Response

Evidence supported by demand letters dated December 7, 2020 as incorporated by reference.

See **Exhibit B,** Letters and Return Receipts.

C. Factual Background

1. The Company's History of Incorporatsion

The Company was incorporated on September 6, 2002. See **Exhibit C,** Corporate Details. Until 2015, the Company posted periodic reports on the OTCMarkets website. However, the 09/30/2015 Quarterly Report was not filed. The Company then stopped providing any information and, for over five (5) years, the Company has been "dark."

The Company's Annual list, due September 30, 2019, was not filed with the Nevada Secretary of State ("NVSOS"). This led to the revocation of the Company's corporate charter by NVSOS.

2. Petitioner's Stock Ownership

The Company is, and at all pertinent times was, a public corporation with shares issued to stockholders. The Company's common stock is traded on OTCMarkets (Ticker: "TLGN"). Petitioner is currently a stockholder of the Company. See **Exhibit D,** Evidence of Stock Ownership.

3. Last Meeting and Status

Upon information and belief, no meeting of the Company's stockholders, or any action in lieu thereof, has been held or even called since the Company went dark in 2015. See **Exhibit C,** Corporate Details.

D. Request for Appointment of Petitioner as Custodian

Nevada law provides that a stockholder of a corporation that has abandoned its business and failed to take steps to dissolve, liquidate or distribute its assets may apply to the Court for the appointment of a custodian. See NRS 78.347. The Company has abandoned its business and the business license has expired, which has resulted in the revocation of its corporate charter. Upon information and belief, the Company has not held a shareholder meeting since at least 2009. The Company has seemingly completely ceased to operate.

The Company ceased posting periodic reports with OTCMarkets in 2015. As a result, its stock (designated by trading symbol "TLGN") is now designated with a "Stop Sign" on OTCMarkets. Because of the lack of current public information about the Company, there is a very real danger that the SEC will suspend trading in the Company's common stock. ***In fact, due to recent revisions made by the SEC to Rule 15c211, brokers will be prohibited from executing orders in the Company's stock if the Company does not resume reporting during the nine (9) month compliance period which began in October, 2020. Further inaction by management can only lead to loss of the investment of each and every shareholder of the Company.***

Because the Company has abandoned its business, Petitioner, as a stockholder of the Company, respectfully requests that the Court appoint her as custodian of the Company so that she may continue the business of the Company to the benefit of both the Company and its stockholders. See NRS 78.347 ("[T]he authority of the custodian to continue business of the corporation and not to liquidate its affairs or distribute its assets…"). Petitioner is an experienced custodian and has been

responsible for the revitalization of several Nevada corporations. Petitioner respectfully requests that the Court issue an order as follows:

1. That Petitioner be appointed custodian of the Company for the purpose of paying back the fees owed by the Company to the State of Nevada, appointing a new board of directors and corporate officers, and to bring a positive direction for the Company to proceed.

2. That Petitioner, as custodian, call a special meeting of the stockholders of the Company to be held subject to the terms and conditions hereinafter specified (the "Meeting"), for the sole purpose of electing, from among such persons as might be nominated to stand for election from the floor of the Meeting, a board of directors of the Company to serve until the next annual meeting of the Company's stockholders is held and the successors of elected directors might be elected or appointed and qualified.

3. That the Meeting be declared by the Court to be an annual meeting and that the Petitioner be designated by the Court in advance as chairman to conduct the Meeting and to appoint a person to make a record of the Meeting.

4. That the Meeting be held at a location and at a time and date to be selected by Petitioner, which is not a weekend or legal holiday, and which is more than ten (10) days from the date on which copies of a notice of the Meeting shall be mailed in a matter that is consistent with Nevada statutes, the Company's by-laws and such order(s) as the Court might make and enter.

5. That the persons and entities to receive notice of the Meeting are the record owners of the stock certificates and the registered officers and directors of the Company specified in its stockholder lists and that notice shall be mailed to the addresses under their respective names on the business records.

6. That such shares of the Company are owned by the stockholders of record and are represented at the Meeting in person or by a valid proxy shall constitute a quorum to conduct an election

of directors of the Company and shall otherwise be entitled to participate in the Meeting and to vote in the election.

7. That Petitioner, as custodian, report back to this Court after the Meeting to inform the Court of actions taken at the Meeting.

8. In the event the Court determines that its order has been complied with in respect of such Meeting and election of directors, for a written order providing that the persons elected at the Meeting shall be the directors of the Company.

9. That Petitioner report back to this Court at intervals determined by the Court for so long as the custodianship is maintained or as long as this Court deems necessary.

For the Court's convenience and consideration, Petitioner attaches a proposed Order to this effect as **Exhibit E** hereto. In the alternative, Petitioner requests an Order providing for such other particulars in respect to the Meeting and election which are the subject of this application, and for such other and further relief as the Court deems just and proper.

DATED this 18th day of December, 2020.

BAUMAN LAW FIRM

By: Frederick C. Bauman

Frederick C. Bauman, Bar No. 8370
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

APPENDIX A – COPY OF NRS 78.347

NRS 78.347 Application by stockholder for order of court appointing custodian or receiver; requirements of custodian; authority of custodian; adoption of regulations by Secretary of State.

1. Any stockholder may apply to the district court to appoint one or more persons to be custodians of the corporation, and, if the corporation is insolvent, to be receivers of the corporation when:

(a) The business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that a required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

(b) The corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets in accordance with this chapter.

2. An applicant on whose behalf a stockholder has applied to the district court for a custodianship pursuant to subsection 1 shall provide the following information, along with an affidavit attesting that such information is true and correct, to the district court:

(a) A detailed list of all previous applications to a court in any jurisdiction for a custodianship of a publicly traded corporation that were filed by the applicant or an affiliate or subsidiary of the applicant.

(b) If an application listed in paragraph (a) was approved, a detailed description of the activities performed during the custodianship by the applicant or the affiliate or subsidiary of the applicant.

(c) A description of the current corporate status and business operation of any publicly traded corporation for which the applicant and any affiliate or subsidiary of the applicant has held a custodianship.

(d) A full disclosure of any and all previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the applicant and any affiliate or subsidiary of the applicant.

(e) Evidence of reasonable efforts by the applicant to contact the officers and directors of the corporation for which the custodianship is sought.

(f) Evidence of a demand by the applicant to the officers and directors of the corporation for which the custodianship is sought that the corporation comply with the provisions of chapter 78 of NRS and that the applicant did not receive a response.

3. The district court shall order any applicant who is granted custodianship pursuant to this section to:

(a) Comply with the provisions of NRS 78.180 or 80.170, as applicable. The custodian shall submit evidence of compliance with this paragraph to the district court.

(b) Provide reasonable notice to all shareholders of record of a shareholder meeting to be held within a reasonable time after an application for custodianship or receivership has been granted. The custodian shall submit evidence of compliance with this paragraph to the district court.

(c) Provide the district court with a report of the actions taken at the shareholder meeting noticed by the custodian.

(d) Provide the district court with periodic reports, at intervals to be determined by the court, of the activities of the custodian and the board of directors and the progress of the corporation.

(e) Provide any other information deemed necessary by the court.

4. Within 10 days after being appointed custodian of a Nevada publicly traded corporation, the custodian shall file with the Secretary of State an amendment to the articles of incorporation containing the following information:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian.

(b) A statement indicating that:

(1) Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business.

(2) The custodian is in fact continuing the business and attempting to further the interests of the shareholders.

(3) The custodian will reinstate or maintain the corporate charter.

(c) Any other information required by regulation to be submitted to the Secretary of State.

5. The Secretary of State may adopt regulations to administer the provisions of subsection 4.

6. A custodian appointed pursuant to this section has all the powers and title of a trustee appointed under NRS 78.590, 78.635 and 78.650, but the authority of the custodian is to continue the business of the corporation and not to liquidate its affairs or distribute its assets, except when the district court so orders and except in cases arising pursuant to paragraph (b) of subsection 1.

(Added to NRS by 1991, 1188; A 2007, 1317)

Electronically Filed
12/18/2020 3:30 PM
Steven D. Grierson
CLERK OF THE COURT

BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

CASE NO: A-20-826713-P
Department 2

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of:	Case No.:
	DEPT. NO.:
Totally Green, Inc., a Nevada corporation	Hearing Date: Hearing Time:
	EXHIBIT A TO APPLICATION FOR APPOINTMENT OF A CUSTODIAN

EXHIBIT "A"- AFFIDAVIT OF BARBARA McINTYRE BAUMAN

AFFT
BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of: Totally Green, Inc., a Nevada corporation	) Case No.:) DEPT. NO.:

AFFIDAVIT OF BARBARA McINTYRE BAUMAN IN SUPPORT OF MOTION FOR THE APPOINTMENT OF BARBARA McINTYRE BAUMAN AS CUSTODIAN OF Totally Green, Inc. PURSUANT TO NRS 78.347(1)(b)

STATE OF NEVADA)
)ss:
COUNTY OF CLARK)

I, Barbara McIntyre Bauman, being first duly sworn, depose and say:

1. I make this affidavit under penalty of perjury. I have personal knowledge of the facts and circumstances set forth in this affidavit, except as where indicated otherwise, and would competently testify in a court of law. I make this affidavit in support of the Motion for the Appointment of Barbara McIntyre Bauman ("Petitioner") as Custodian of Totally Green, Inc. (the "Company"), pursuant to NRS 78.347 (the "Application").

2. All previous Applications for Custodian filed by Petitioner, its Subsidiaries or Affiliates and the Application Outcome are as follows:

(a) **Hondo Minerals Corporation.** Petitioner's application to become custodian of this corporation was granted in July, 2016 by Department 11 of this Court. The Company was reorganized as a Nevada based gold exploration company. Petitioner reinstated the entity to good standing with the Nevada Secretary of State. Petitioner also repaid the indebtedness of the entity to its stock transfer agent, which had not been paid in a number of years and was over $11,000. A long – standing lawsuit against one of this corporation's subsidiaries was settled and releases of liens were obtained from creditors of the subsidiary. These actions required Petitioner to pay several thousand dollars on behalf of the corporation. Pursuant to NRS 78.347 and the order granting the custodianship, the Petitioner also filed an amendment to the corporation's Articles of Incorporation recording that a custodianship had been granted. New directors and officers were appointed, and the Petitioner filed a status report with the Court informing the Court of these positive developments and requesting that the custodianship be terminated given the successful reinstatement and revitalization of the Corporation. The motion to terminate the custodianship was granted during March, 2017 by Department 11 of this Court.

(b) **Bonanza Goldfields Corp.** Petitioner's application to become custodian of this corporation was granted by Department 13 of this Court in February, 2017. The Company was successfully reorganized as a Nevada based gold exploration company with projects in Tonopah, Goldfield and Virginia City, Nevada, as well as Chloride, Arizona. Petitioner reinstated the entity to good standing with the Nevada Secretary of State. Petitioner also repaid the indebtedness of the entity to its stock transfer agent, which had not been paid in a number of years and was over $7,000. Pursuant to NRS 78.347 and the order granting the custodianship, the Petitioner also filed an amendment to the

corporation's Articles of Incorporation recording that a custodianship had been granted. The company's financial statements were prepared for 2014, 2015, 2016 and 2017 and filed with OTCMarkets, where the Company's stock is quoted and the stock is designated as "Current Information." New directors and officers were appointed, and the Petitioner filed a status report with the Court in April, 2017 informing the Court of these positive developments and requesting that the custodianship be terminated given the successful reinstatement and revitalization of the Corporation. The motion to terminate the custodianship was granted by Department 13 of this Court.

(c) **Eastern Goldfields, Inc.** Petitioner filed an action for custodianship of Eastern Goldfields Inc. on May 5, 2017. Prior to the hearing on the application, the corporation was reinstated with NVSOS. As a result of the reinstatement, Petitioner vacated the custodianship hearing and voluntarily dismissed the action on May 22, 2017.

(d) **Onassis Mining Group, Inc.**: This Custodianship was granted by Department 2 of this Court on March 12, 2018. Petitioner successfully reinstated the entity in good standing with the Nevada Secretary of State, which action required Petitioner to pay several thousand dollars on behalf of the corporation to the State of Nevada. Pursuant to NRS 78.347 and the order granting the custodianship, the Petitioner also filed an amendment to the corporation's Articles of Incorporation recording that a custodianship had been granted. New directors and officers were appointed, and the Petitioner filed a status report with the Court informing the Court of these positive developments. An option was obtained on several patented mining claims located in Arizona, and preliminary geologic sampling of the mine dumps and tailings was carried out. At a December 28, 2018 status check, the Court determined that the custodianship was no longer necessary for this corporation, and the Court terminated the custodianship.

(e) **Lake Victoria Mining Company, Inc.** Petitioner successfully reinstated the entity in good standing with the Nevada Secretary of State, which action required Petitioner to pay several thousand dollars on behalf of the corporation to the State of Nevada. Pursuant to NRS 78.347 and the order granting the custodianship, the Petitioner also filed an amendment to the corporation's Articles of Incorporation recording that a custodianship had been granted. New directors and officers were appointed, a settlement was reached with the company's stock transfer agent, financial statements were prepared and filed with OTCMarkets and the Petitioner filed a status report with the Court informing the Court of these positive developments. Petitioner requested termination of the custodianship as its purpose had been accomplished, which was granted by the Court effective October 1, 2018.

(f) **Ocean Electric Inc.** Petitioner filed an action seeking custodianship of this corporation on August 29, 2018. Petitioner later discovered that another person had been appointed custodian of Ocean Electric Inc. earlier that month. While Petitioner's counsel had searched the Clark County Courts website prior to initiating the lawsuit, the other custodianship application was not found because the other case was indexed only under the plaintiff's name, not the name of the subject corporation. Once Petitioner learned of the other custodianship, Petitioner vacated her application for custodianship and dismissed the action.

(g) **American Metals Recovery & Recycling, Inc.** Petitioner filed an action for custodianship of American Metals Recovery & Recycling, Inc. on October 16, 2018. Prior to the hearing on the application, the corporation was reinstated with NVSOS. As a result of the reinstatement, Petitioner vacated the custodianship hearing on November 9, 2018.

(h) **Osyka Corporation.** Petitioner filed an action seeking custodianship of this corporation on October 8, 2018. The application was granted by the Court at a hearing on November 29, 2018. Custodian has reinstated the corporation and filed the amendment required by NRS

78.347(4). Custodian also refocused the company's activities on two placer gold exploration properties near Randsburg, California rather than the previous oil and gas business. A motion to terminate this custodianship was granted.

(i) **Ladybug Resource Group, Inc.** Petitioner filed a custodianship action for this corporation, which was granted on January 17, 2019. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). Petitioner then petitioned the Court for termination of the custodianship, which was granted.

(j) **Golden Time Network Marketing Group Limited.** Petitioner filed a custodianship action for this corporation, which was granted on February 11, 2019. Custodian filed the amendment required by NRS 78.347(4). However, the corporation was reinstated by management prior to the entry of the custodianship order. Upon conferring with management of this corporation, Petitioner determined that the corporation was not actually abandoned. Petitioner then moved for termination of the custodianship, which was granted by the Court.

(k) **Texas Jack Oil & Gas Corporation.** Petitioner filed a custodianship action for this corporation, which was granted on March 5, 2019. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restorer the corporation to Current Reporting status with OTCMarkets. Petitioner moved for termination of the custodianship, which was granted by the Court.

(l) **American Lithium Minerals, Inc.** Petitioner filed a custodianship action for this corporation, which was granted on May 30, 2019. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). Petitioner discovered that the corporation had not maintained its rights to its mining claims. Petitioner identified a new lithium , uranium and rare earth properties for this corporation, which have been optioned by the corporation. Petitioner settled the past due

balance with the stock transfer agent, paying $7,500 out of her own funds. Petitioner requested termination of the custodianship, which motion was granted by the Court.

(m) **Sillenger Exploration Corp.** Petitioner filed a custodianship action for this corporation, which was granted on August 13, 2019. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restored the corporation to Current Reporting status with OTCMarkets. Petitioner requested termination of the custodianship, which motion was granted by the Court.

(n) **3D Pioneer Systems, Inc** Petitioner filed a custodianship action for this corporation, which was granted on August 14, 2019. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restored the corporation to Current Reporting status with OTCMarkets. Following a shareholders meeting, the custodianship was terminated by the Court at Petitioner's request.

(o) **Renewable Energy Solution Systems, Inc.** Petitioner filed a custodianship action for this corporation, which was granted on August 27, 2019. Custodian filed the necessary papers to reinstate the corporation, together with the amendment required by NRS 78.347(4), on August 27, 2019. The Nevada Secretary of State ("NVSOS") promptly cashed Petitioner's $5,000+ check for the filing fee but did not process the filings because of very substantial delays associated with the new NVSOS website. Two weeks later, it came to Petitioner's attention that a third party had bought up a majority of the company's stock from prior management and had appointed himself the sole director and officer of this company. The third party filed a motion to set aside the custodianship on the basis, inter alia, that the Company's business was not abandoned, which motion was granted by the Court. The Court denied the third party's request for costs and attorney's fees on the basis that Petitioner's application was made in good faith and without knowledge of the third party's activities.

(p) **R-Three Technologies, Inc.** Petitioner filed an application for custodianship of this corporation in November, 2019. Prior to the court hearing on this application, management reinstated the corporation. As a result, Petitioner vacated the application for custodianship.

(q) **Voice Assist, Inc.** Petitioner filed a custodianship action for this corporation, which was granted by order entered January 14, 2020. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). Professionals have been engaged to prepare financial statements and make the required filings with OTCMarkets to restore the corporation to Current Reporting status with OTCMarkets. Petitioner has moved for termination of the Custodianship, which motion is pending.

(r) **China Crawfish, Ltd.** Petitioner filed a custodianship action for this corporation, which was granted on March 31, 2020. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restored the corporation to Current Reporting status with OTCMarkets and settled the balance due the stock transfer agent. Petitioner requested termination of the custodianship, which motion was granted by the Court.

(s) **Mon Space Net Inc.** Petitioner filed a custodianship action for this corporation, which was granted on April 27, 2020. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restored the corporation to Current Reporting status with OTCMarkets and settled the balance owed the stock transfer agent. Petitioner requested termination of the custodianship, which motion was granted by the Court.

(t) **Agro Capital Management Corp.** Petitioner filed a custodianship action for this corporation, which was granted on April 7, 2020. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restored the

corporation to Current Reporting status with OTCMarkets and settled the balance due the stock transfer agent. Petitioner requested termination of the custodianship, which motion is pending.

(u) **Capstone Technologies Group, Inc.** Petitioner filed a custodianship action for this corporation, which was granted on April 1, 2020. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). New management was installed, which restored the corporation to Current Reporting status with OTCMarkets and settled the balance owed to the stock transfer agent. Petitioner requested termination of the custodianship, which motion was granted by the Court.

(v) **Modern Mobility Aids, Inc.** Petitioner filed an application for custodianship of this corporation in March, 2020. Prior to the court hearing on this application, management reinstated the corporation with the Nevada Secretary of State. As a result, Petitioner vacated the application for custodianship.

(w) **Winha International Group Limited.** Petitioner filed a custodianship action for this corporation, which was granted on August 18, 2020. Custodian reinstated the corporation and filed the amendment required by NRS 78.347(4). Petitioner paid the balance owed to the stock transfer agent. Petitioner unsuccessfully attempted to attract new management to retore the company to current status with the SEC. Thereafter, a Form 15 was filed, and Petitioner has engaged professionals to prepare the necessary filings to restore the company to current status on OTCMarkets.

(x) **Energy Management International, Inc.** Petitioner acquired control of this corporation through her purchase of common stock from the sole officer and director, according to the records of the Nevada Secretary of State. Petitioner then reinstated the company with NVSOS at her own expense. However, the records of the company's stock transfer agent indicated that a different individual was President of the company. This apparent discrepancy has brought Pettitioner's efforts

to revive the company to a halt. The custodianship petition was brought so that Petitioner can continue her activities as to this company under Court supervision.

(y) **Other Pending Applications.** During the fourth quarter of 2020, Petitioner may apply for custodianship of up to six companies of which she is a shareholder. Petitioner believes that she has the capability to handle this work as her activities for her currently open custodianships are largely completed. Petitioner may not apply for all of these corporations in the event that she hears from management and / or the corporations are reinstated or brought current with the Nevada Secretary of State (NVSOS) by management. The six corporations are: Orion Diversified Holding Company Inc., Mobile Lads Corp., Stem Cell Authority Ltd., (custodianship recently granted), Applied Science Products, Inc. (custodianship recently granted), Energy Management International, Inc. and UHF Logistics Group, Inc.

3. Description of Current Corporate Status and Business Operations of Corporations for which Petitioner and any Affiliate or Subsidiary has held Custodianship:

As detailed above, Petitioner has been granted termination (or requested termination) of all or most of the prior custodianships. For these custodianships, the past due fees were paid to the State in order to return the corporation to good standing. However, Petitioner did not continue to pay these fees following termination of the custodianship except for those corporation that Petitioner has continued to manage. The following description is given to the best of Petitioner's knowledge as of the date of termination of the custodianship. A brief description of present business operations is also included for those corporations which Petitioner continues to manage.

(a) Hondo Minerals Corporation: Custodian brought the corporation to good standing with the State of Nevada and maintained the corporation in good standing. After completion of the corporation's reorganization, the corporation sold its assets to Bonanza Goldfields Corp in return for

9.99% of the common stock of Bonanza Goldfields Corp. (the "BONZ Stock"). Hondo Minerals Corporation was then dissolved. A special dividend of the BONZ Stock is planned to the Hondo Shareholders once this is permissible under applicable securities law and SEC regulations.

(b) **Bonanza Goldfields Corp.:** Custodian brought the corporation to good standing and has maintained it in good standing. This corporation is presently engaged in exploration for gold and other minerals in Nevada and Arizona.

(c) **Onassis Mining Group Inc.** Custodian brought the corporation to good standing and maintained it in good standing until termination of the custodianship.

(d) **Lake Victoria Mining Company, Inc.** Custodian brought the corporation to good standing and maintained it in good standing until termination of the custodianship.

(e) **Osyka Corporation.** Custodian reinstated the corporation and it is now in good standing.

(f) **Ladybug Resource Group Inc.** Custodian reinstated the corporation and it was in good standing at the termination of the custodianship.

(g) **Golden Time Network Marketing Limited.** Management reinstated the corporation and it was in good standing at the termination of the custodianship.

(h) **Texas Jack Oil & Gas Corporation.** Custodian reinstated the corporation and it was in good standing at the termination of the custodianship.

(i) **American Lithium Minerals, Inc.** Custodian revived the corporation and it is now in good standing.

(j) **3D Pioneer Systems, Inc.** Custodian reinstated the corporation and it is now in good standing.

(k) **Sillenger Exploration Corp.** Custodian reinstated the corporation and it was in good standing at the termination of the custodianship.

(l) Renewable Energy Solution Systems Inc. Both Custodian and the new majority shareholder of this corporation paid the NVSOS over $5,000 to reinstate the corporation to good standing. The Court set aside the custodianship upon motion of the new majority shareholder. Custodian received a refund from NVSOS.

(m) Voice Assist, Inc. Custodian reinstated the corporation and it is now in good standing.

(n) China Crawfish Ltd. Custodian reinstated the corporation and it was in good standing at the termination of the custodianship.

(o) Agro Capital Management Corp. Custodian reinstated the corporation and it is now in good standing.

(p) Capstone Technologies Group, Inc. Custodian reinstated the corporation and it is now in good standing.

(q) Mon Space Net Inc. Custodian reinstated the corporation and it is now in good standing.

(r) Winha International Group Limited. Custodian reinstated the corporation and it is now in good standing.

(s) Applied Science Products, Inc. Custodian reinstated the corporation and it is now in good standing.

(t) Stem Cell Authority Limited. The corporation was reinstated the day before the Court signed the custodianship order. Petitioner is investigating who did this and whether there is a need for Petitioner to continue to serve as custodian.

5. Criminal, Administrative or Civil Investigations, Violations and / or Convictions:

Petitioner has not been the subject of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission (SEC) investigations, violations or convictions.

6. It is my belief that the Company has abandoned its business. Therefore, as a stockholder or the Company, I respectfully request that the Court appoint Petitioner as custodian for the Company so that it may continue the business of the corporation to the benefit of both the Company and its stockholders, and that the Court issue an order to that effect as detailed more specifically in the Application.

I declare under penalty of perjury under the law of the State of Nevada that the foregoing is true and correct.

DATED this 7th day of December, 2020

BARBARA McINTYRE BAUMAN

NOTARIZATION

STATE OF Nevada)
)ss:
COUNTY OF Clark)

On this 7 day of December, 2020, before me, an undersigned Notary Public, personally appeared Barbara McIntyre Bauman, known to me to be the individual who executed the foregoing instrument and acknowledged the same to be his/ her/ its free act and deed.

My Commission Expires 08/09/2023

Notary Public

KARLI CARTER
Notary Public - State of Nevada
County of Clark
APPT. NO. 19-6836-01
My App. Expires Aug. 9, 2023

BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of: Totally Green, Inc., a Nevada corporation	Case No.: DEPT. NO.: Hearing Date: Hearing Time: **EXHIBITS B THROUGH E TO APPLICATION FOR APPOINTMENT OF A CUSTODIAN**

EXHIBIT B – COPIES OF LETTERS AND RETURN RECEIPTS

BAUMAN & ASSOCIATES LAW FIRM

FREDERICK C. BAUMAN

Attorney-at-Law

Nevada Bar No. 8370

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131 U.S.A.

www.lawbauman.com

(702) 533-8372

(800) 991-8697

fred@lawbauman.com

December 7, 2020

7020 0640 0000 1356 0312

U.S. Postal Service™
CERTIFIED MAIL® RECEIPT
Domestic Mail Only
For delivery information, visit our website at www.usps.com®.
OFFICIAL USE
Certified Mail Fee $
Extra Services & Fees (check box, add fee as appropriate)
☐ Return Receipt (hardcopy) $
☐ Return Receipt (electronic) $
☐ Certified Mail Restricted Delivery $
☐ Adult Signature Required $
☐ Adult Signature Restricted Delivery $
Postage $
Total Postage and Fees $
Postmark Here
Sent To: Shawn Dym - Totally Green Inc
Street and Apt. No., or PO Box No.: 9120 Double Diamond Pkwy
City, State, ZIP+4®: Reno, NV 89521
PS Form 3800, April 2015 PSN 7530-02-000-9047 See Reverse for Instructions

Shawn Dym
President, Secretary and Treasurer
Totally Green, Inc.
9120 Double Diamnod Pkwy
Reno, NV 89521

Leonidas Anagnostakos
Director
Totally Green, Inc.
9120 Double Diamnod Pkwy
Reno, NV 89521

Laughlin Associates, Inc.
Registered Agent
Totally Green, Inc.
9120 Double Diamnod Pkwy
Reno, NV 89521
Attn: Brent Buscay

Re: Totally Green, Inc.

Ladies and Gentlemen:

We represent a stockholder of the above named state of Nevada corporation. This letter will serve as a demand that the officers and directors of said corporation immediately comply with the requirements set forth in Chapter 78 of the Nevada revised Statutes ("NRS"), including without limitation restoring the entity to good standing with the State of Nevada by reviving the corporation.

If we have received no affirmative response to this demand letter by 4pm Pacific Time Zone on December 17, 2020, our client may initiate legal proceedings in district court to protect the stockholders of the said corporation under NRS 78.347.

Thank you for your cooperation in this request.

Very truly yours,

BAUMAN & ASSOCIATES LAW FIRM

By [signature]
Frederick C. Bauman

7020 0640 0000 1356 0329

U.S. Postal Service™
CERTIFIED MAIL® RECEIPT
Domestic Mail Only

For delivery information, visit our website at www.usps.com®.

OFFICIAL USE

Certified Mail Fee
$
Extra Services & Fees (check box, add fee as appropriate)
☐ Return Receipt (hardcopy) $
☐ Return Receipt (electronic) $
☐ Certified Mail Restricted Delivery $
☐ Adult Signature Required $
☐ Adult Signature Restricted Delivery $
Postage
$
Total Postage and Fees
$

Postmark Here
USPS CROSSROADS STATION LAS VEGAS NV
2020

Sent To: Leonidas Anagnostakos - Totally Green Inc.
Street and Apt. No., or PO Box No.: 9120 Double Diamond Pkwy
City, State, ZIP+4®: Reno, NV 89521

PS Form 3800, April 2015 | See Reverse for Instructions

7020 0640 0000 1356 0336

U.S. Postal Service™
CERTIFIED MAIL® RECEIPT
Domestic Mail Only

For delivery information, visit our website at www.usps.com®.

OFFICIAL USE

Certified Mail Fee
$
Extra Services & Fees (check box, add fee as appropriate)
☐ Return Receipt (hardcopy) $
☐ Return Receipt (electronic) $
☐ Certified Mail Restricted Delivery $
☐ Adult Signature Required $
☐ Adult Signature Restricted Delivery $
Postage
$
Total Postage and Fees
$

Postmark Here
USPS CROSSROADS STATION LAS VEGAS NV
2020

Sent To: Laughlin Assoc - Reg Agent Totally Green Inc.
Street and Apt. No., or PO Box No.: 9120 Double Diamond Pkwy
City, State, ZIP+4®: Reno, NV 89521

PS Form 3800, April 2015 | See Reverse for Instructions

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EXHIBIT C – CORPORATE DETAILS

ENTITY INFORMATION

ENTITY INFORMATION

Entity Name:

TOTALLY GREEN, INC.

Entity Number:

C22206-2002

Entity Type:

Domestic Corporation (78)

Entity Status:

Active

Formation Date:

09/06/2002

NV Business ID:

NV20021415257

Termination Date:

Perpetual

Annual Report Due Date:

9/30/2019

REGISTERED AGENT INFORMATION

Name of Individual or Legal Entity:

LAUGHLIN ASSOCIATES, INC.

Status:

Active

CRA Agent Entity Type:

Registered Agent Type:

Commercial Registered Agent

NV Business ID:

Office or Position:

Jurisdiction:

NEVADA

Street Address:

9120 DOUBLE DIAMOND PKWY, Reno, NV, 89521, USA

Mailing Address:

Individual with Authority to Act:

Brent Buscay

Fictitious Website or Domain Name:

OFFICER INFORMATION

☐ **VIEW HISTORICAL DATA**

Title	Name	Address	Last Updated	Status
President	SHAWN DYM	9120 DOUBLE DIAMOND PKWY, RENO, NV, 89521, USA	09/28/2018	Active
Secretary	SHAWN DYM	9120 DOUBLE DIAMOND PKWY, RENO, NV, 89521, USA	09/28/2018	Active
Treasurer	SHAWN DYM	9120 DOUBLE DIAMOND PKWY, RENO, NV, 89521, USA	09/28/2018	Active
Director	LEONIDAS ANAGNOSTAKOS	9120 DOUBLE DIAMOND PKWY, RENO, NV, 89521, USA	09/28/2018	Active

Page 1 of 1, records 1 to 4 of 4

CURRENT SHARES

Class/Series	Type	Share Number	Value
	Authorized	740,000,000	0.001000000000
	Authorized	10,000,000	0.001000000000

Page 1 of 1, records 1 to 2 of 2

Number of No Par Value Shares:

0

Total Authorized Capital:

750,000

Filing History Name History Mergers/Conversions

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OTC MARKETS TOTALS | SECURITIES 11,624 | DOLLAR VOL $2.2B

TLGN

Totally Green, Inc.

Overview Quote Company Profile Security Details News Financials Disclosure Research

Pink No Information

Dark or Defunct

Transfer Agent Verified

0.0042 ↓ -0.0022 -34.37%

0.0042 / 0.0086 (1 x 1)

TOTALLY GREEN, INC.
1947 Leslie St.
Toronto, ONT M3B 2M3
Canada

www.totallygreen.com
855-355-6722
ir@totallygreen.com

DESCRIPTION

Totally Green, Inc. develops and markets the company's ORCA Green Machine. The ORCA (Organic Refuse Conversion Alternative) machine allows for rapid composting of most organic material in institutional and commercial end-user applications, after which the liquid compost is disposed of through the ordinary sewer system. The machine creates meaningful cost savings for customers while diverting food waste from landfills and reducing methane gas production.

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SECURITY DETAILS

Market Cap
87,610 12/04/2020

Shares Out
20,859,583 12/04/2020

MORE >

FINANCIAL REPORTING

Reporting Status
Dark: Alternative Reporting Standard

Audited Financials
Not Available

Latest Report
06/30/2015 Quarterly Report

CIK
0001411165

COMPANY OFFICERS & CONTACTS

Shawn Dym
President

James Nakai
Controller

Matt Shalhoub
Gen. Manager

COMPANY DIRECTORS

Not available

SERVICE PROVIDERS

Accounting/Auditing Firm

Grant Thornton LLP
1401 Scotia Place 2
10060 Jasper Avenue N.W
ALB T5J 3R8
Canada

Securities Counsel

Carter Ledyard & Milburn LLP — OTCQX Sponsor
Two Wall Street
New York, NY 10005

PROFILE DATA

SIC - Industry Classification
Not Available

Incorporated In
NV, USA

Employees
2,002 as of 08/31/2007

Shell
No

COMPANY NOTES

Formerly=Naturally Iowa, Inc. until 11-2010

Formerly=Chefive, Inc. until 8-07

EXHIBIT D – EVIDENCE OF STOCK OWNERSHIP

Positions

Symbol	Qty	Asset	Price	Cost	Mkt value *	Day gain ($) *	Day gain (%) *	Gain ($) *	Gain (%) *

My Account: Positions

fcbaumann1 | Link/Add Acct

fcbaumann1 value	Cash & cash alts	Margin balance*	Maint req*	Stock buying power*	Options buying power*
$5,005.60 $278.29 (5.89%)	**$903.47** $0.00 (0.00%)	**$0.00** $0.00	**$387.20** $0.40 (0.21%)	**$5,011.57**	**$903.47**

*Includes margin

Asset type **All positions** Balances Order status Transaction history Cost Basis

Symbol	Qty	Asset	Price	Cost	Mkt value *	Day gain ($) *	Day gain (%) *	Gain ($) *	Gain (%) *
	53,585	Equity	0.0349	1,097.42	1,870.12	50.91	2.80%	772.70	70.41%
	305,000	Equity	0.0022	122.00	671.00	-70.25	-31.56%	549.00	450.00%
	28,500	Equity	0.011	226.86	313.50	71.25	29.41%	86.64	38.19%
	20	Equity	9.36	798.50	187.20	0.40	0.21%	-611.30	-76.56%
	100	Equity	1.75	57.95	175.00	0.00	0.00%	117.05	201.99%
	1,000	Equity	0.10	30.95	100.00	68.00	212.50%	69.05	223.10%
	1,000	Equity	0.10	18.85	100.00	10.00	11.11%	81.15	430.50%
	11,000	Equity	0.0083	41.36	91.30	18.70	25.76%	49.94	120.74%
	5,500	Equity	0.0115	125.79	63.36	17.71	38.80%	-62.43	-49.63%
	10,500	Equity	0.0049	121.38	51.45	1.05	2.08%	-69.93	-57.61%
	500	Equity	0.1008	18.45	50.38	28.68	134.38%	31.93	173.04%
	50	Equity	1.00	56.95	50.00	40.00	400.00%	-6.95	-12.20%
	1,000	Equity	0.038	16.95	38.00	27.00	245.45%	21.05	124.19%
	1,000	Equity	0.0308	14.95	30.80	-4.20	-12.00%	15.85	106.02%
	1,000	Equity	0.03	21.80	30.00	0.00	0.00%	8.20	37.61%
	1,000	Equity	0.0289	31.45	28.90	10.90	60.56%	-2.55	-8.11%
	500	Equity	0.04	26.95	20.00	0.00	0.00%	-6.95	-25.79%
	1,000	Equity	0.0199	26.85	19.90	6.90	53.08%	-6.95	-25.88%
	1,000	Equity	0.019	27.95	19.00	7.00	58.32%	-8.95	-32.02%
	10,000	Equity	0.0017	36.90	17.00	0.00	0.00%	-19.90	-53.93%
	1,000	Equity	0.0167	11.05	16.70	-1.80	-9.72%	5.65	51.13%
	100	Equity	0.15	16.95	15.00	7.40	97.37%	-1.95	-11.50%
	500	Equity	0.03	14.45	15.00	3.00	25.00%	0.55	3.81%
	1,000	Equity	0.0138	13.95	13.80	0.00	0.00%	-0.15	-1.08%
	1,000	Equity	0.0128	10.09	12.78	0.00	0.00%	2.69	26.66%
	1,000	Equity	0.0006	14.45	10.60	4.50	72.77%	-3.85	-26.64%
	250	Equity	0.0381	8.95	9.53	-0.23	-2.31%	0.57	6.42%
	1,000	Equity	0.009	9.35	9.00	0.00	0.00%	-0.35	-3.74%
	5,000	Equity	0.0018	10.75	9.00	-0.50	-5.26%	-1.75	-16.28%
	10	Equity	0.805	15.49	8.05	-0.93	-10.31%	-7.44	-48.02%
	10,000	Equity	0.0008	11.00	8.00	0.00	0.00%	-3.00	-27.27%
	1,000	Equity	0.0073	15.75	7.34	-1.66	-18.44%	-8.41	-53.40%
	9	Equity	0.79	98.90	7.11	0.18	2.60%	-91.79	-92.81%
	10	Equity	0.70	18.95	7.00	1.49	27.04%	-11.95	-63.06%
TLGN	1,000	Equity	0.0064	15.95	6.40	0.00	0.00%	-9.55	-59.87%
	10,500	Equity	0.0005	28.35	5.25	0.00	0.00%	-23.10	-81.48%
	1,000	Equity	0.004	8.75	4.00	0.91	29.03%	-4.75	-54.29%
	5,000	Equity	0.0007	11.00	3.50	0.00	0.00%	-7.50	-68.18%
	500	Equity	0.0045	11.30	2.25	0.00	0.00%	-9.06	-80.09%
	1	Equity	2.00	59.45	2.00	0.00	0.00%	-57.45	-96.64%
	500	Equity	0.0023	1.76	1.15	0.00	0.00%	-0.61	-34.66%
	2	Equity	0.43	16.95	0.86	0.00	0.00%	-16.09	-94.93%
	1,000	Equity	0.0006	7.95	0.60	-0.20	-25.00%	-7.35	-92.45%
	100	Equity	0.003	26.95	0.30	0.08	36.36%	-26.65	-98.89%
	500	Equity	0.00	24.99	--	0.00	--	-24.99	-100.00%
	1,000	Equity	0.00	13.49	--	0.00	--	-13.49	-100.00%
	100	Equity	0.00	25.99	--	0.00	--	-25.99	-100.00%

EXHI BIT "E" – PROPOSED FORM OF ORDER

ORDR
BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of: Totally Green, Inc., a Nevada corporation	Case No.: DEPT. NO.: **ORDER GRANTING APPLICATION FOR THE APPOINTMENT OF BARBARA McINTYRE BAUMAN AS CUSTODIAN OF TOTALLY GREEN, INC. PURSUANT TO NRS 78.347(1)(b)**

IN THIS MATTER, notice was duly given to all concerned parties. The matter was set for hearing before the above-entitled Court on the ___ day of _________, 2020. The Court finds that, based on the pleadings, the requirements of NRS 78.347 have been met, in that the petitioner, Barbara McIntyre Bauman, was a stockholder of Totally Green, Inc., and has submitted a declaration or affidavit compliant with NRS 78.347(2).

THE COURT, having considered the Application for the Appointment of Barbara McIntyre Bauman ("Petitioner") as Custodian of Totally Green, Inc. (the "Company"), pursuant to NRS 78.347(1)(b), and no opposition having been filed with the Court, and for good cause appearing;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. Pursuant to NRS 78.347, Petitioner shall be and is hereby appointed custodian of the Company.

2. Petitioner is authorized to take any and all actions on behalf of the Company pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of the Company;

3. Petitioner is permitted to appoint new officers and directors;

4. Pursuant to NRS 78.347(3)(a), Petitioner shall comply with NRS 78.180 to reinstate the Company;

5. Petitioner shall provide reasonable notice of at least 10 days to all shareholders of record of a shareholders' meeting that will be held within a reasonable time after this Order is entered;

6. Petitioner, as custodian of the Company, shall submit a report to this Court of the actions taken at said shareholders' meeting.

7. Petitioner shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of the Company with the Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission (SEC) investigations, violations or convictions concerning Petitioner, or his affiliates or subsidiaries;

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers and directors of the Company to request that the Company comply with corporate formalities and continue its business;

(c) A statement that Petitioner is in fact continuing the business and attempting to further the interests of the shareholders;

(d) A statement that Petitioner will reinstate or maintain the corporate charter; and

(e) Any other information as may be required by regulations promulgated by the Secretary of State.

8. Petitioner shall submit quarterly reports regarding the status and progress of the Company, on or before the following dates:

(a) _________, 2021;

(b) _________, 2021;

(c) _________, 2021; and

(d) _________, 2022.

9. If the Petitioner submits the quarterly reports prior to the above specified dates, and the Court approves the reports, the Court may prepare a minute order waiving the attorney's appearance.

IT IS SO ORDERED.

DATED this _____ day of _________, 202__

____
DISTRICT COURT JUDGE

Respectfully Submitted by:

BAUMAN LAW FIRM

By_______________________________
Frederick C. Bauman, Bar No. 8370
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

ORDR
BAUMAN LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of: Totally Green, Inc., a Nevada corporation	Case No.: A-20-826713-P DEPT. NO.: XIX **ORDER GRANTING APPLICATION FOR THE APPOINTMENT OF BARBARA McINTYRE BAUMAN AS CUSTODIAN OF TOTALLY GREEN, INC. PURSUANT TO NRS 78.347(1)(b)**

IN THIS MATTER, notice was duly given to all concerned parties. The matter was set for hearing before the above-entitled Court in chambers on January 25, 2021.

THE COURT, having considered the Application for the Appointment of Barbara McIntyre Bauman ("Petitioner") as Custodian of Totally Green, Inc. (the "Company"), pursuant to NRS 78.347(1)(b), and no opposition having been filed with the Court, and for good cause appearing;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. Pursuant to NRS 78.347, Petitioner shall be and is hereby appointed custodian of the Company.
2. Petitioner is authorized to take any and all actions on behalf of the Company pursuant to NRS 78.347 that are reasonable, prudent or for the benefit of the Company;
3. Petitioner is permitted to appoint new officers and directors;

4. Pursuant to NRS 78.347(3)(a), Petitioner shall comply with NRS 78.180 to reinstate the Company;

5. Petitioner shall provide reasonable notice of at least 10 days to all shareholders of record of a shareholders' meeting that will be held within a reasonable time after this Order is entered;

6. Petitioner, as custodian of the Company, shall submit a report to this Court of the actions taken at said shareholders' meeting.

7. Petitioner shall, pursuant to NRS 78.347(4), file an amendment to the Articles of Incorporation of the Company with the Secretary of State containing the following disclosures and statements:

(a) Disclosures of any previous criminal, administrative, civil or National Association of Securities Dealers, Inc. (n/k/a FINRA), or Securities and Exchange Commission (SEC) investigations, violations or convictions concerning Petitioner, or his affiliates or subsidiaries;

(b) A statement that reasonable, but ultimately unsuccessful, attempts were made to contact the officers and directors of the Company to request that the Company comply with corporate formalities and continue its business;

(c) A statement that Petitioner is in fact continuing the business and attempting to further the interests of the shareholders;

(d) A statement that Petitioner will reinstate or maintain the corporate charter; and

(e) Any other information as may be required by regulations promulgated by the Secretary of State.

8. Petitioner shall submit quarterly reports regarding the status and progress of the Company, on or before the following dates:

(a) April 26, 2021;

(b) July 26, 2021;

(c) October 25, 2021; and

(d) January 24, 2022.

9. If the Petitioner submits the quarterly reports prior to the above specified dates, and the Court approves the reports, the Court may prepare a minute order waiving the attorney's appearance.

IT IS SO ORDERED.

DATED this _____ day of _________, 202__

DISTRICT COURT JUDGE

Respectfully Submitted by:

BAUMAN LAW FIRM

By [signature]
Frederick C. Bauman, Bar No. 8370

fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Petitioner

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

In the Matter of the Petition of Barbara Bauman	CASE NO: A-20-826713-P DEPT. NO. Department 19

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order Granting was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 2/16/2021

Frederick Bauman fred@lawbauman.com

ORDR
BAUMAN & ASSOCIATES LAW FIRM
FREDERICK C. BAUMAN
(Nevada Bar No. 8370)
fred@lawbauman.com
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER

Attorney for Custodian and Petitioner

DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of Totally Green, Inc., a Nevada corporation (Petition of Barbara Bauman)	Case No.: A-20-826713-P DEPT. NO.: XIX **ORDER GRANTING MOTION TO TERMINATE CUSTODIANSHIP**

This matter having been filed on March 9, 2021, by the appointed Custodian and Petitioner, Barbara McIntyre Bauman, to have the custodianship of Totally Green, Inc., a Nevada corporation, terminated pursuant to NRS 78.650(4), due notice having been given and there being no opposition to the motion, and the Court having read the papers and pleadings on file herein, pursuant to EDCR 2,20, orders as follows:

IT IS HEREBY ORDERED, that the Motion to Terminate Custodianship pursuant to NRS 78.650(4), filed by the petitioner, is hereby GRANTED.

DATED this _____ day of ___________, 2021.

____
DISTRICT COURT JUDGE

Respectfully submitted by:

Frederick C. Bauman

Frederick C. Bauman, Bar No. 8370
fred@lawbauman.com
Las Vegas, NV 89131
(702) 533-8372
NO FAX NUMBER
Attorney for Custodian and Petitioner

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

In the Matter of the Petition of Barbara Bauman	CASE NO: A-20-826713-P DEPT. NO. Department 19

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 4/15/2021

Frederick Bauman fred@lawbauman.com